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                                                                Exhibit 3.14



                          PUBLIC TELEPHONE CORPORATION
                                     BYLAWS

                                   ARTICLE I
                                    OFFICES

        The principal office of Public Telephone Corporation (the
"Corporation") shall be at such location as the Board of Directors of the Corporation (the "Board") may designate or as the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS
        Section 1.      Annual Meeting.         The annual meeting of the
stockholders shall be held each year on a date and at a time and place to be determined by resolution of the Board, but not later than 120 days after the end of the fiscal year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The annual report to stockholders shall be mailed to all stockholders within 90 days of the close of the fiscal year. If the election of directors shall not be held on the day designated for the annual meeting of the stockholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the stockholders.

        Section 2.      Special Meetings.       Special meetings of the
stockholders for any purpose, unless otherwise provided for by statute, may be called by the Chief Executive Officer or majority of the Board.

        Section 3.      Place of Meeting.       The Board may designate any
place, either within or without the state of incorporation, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the registered office of the Corporation in the Certificate of Incorporation.

        Section 4.      Notice of Meeting.      Written notice, stating the
place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given as the laws of the State of Indiana shall provide, but not less than ten days prior to the date set for the meeting and such notice shall be deemed effective and delivered when deposited in the United States mail (postmarked) so addressed with postage thereon prepaid, if addressed to the shareholder's address shown in the corporation's current record of shareholders unless written waiver of notice is obtained from all stockholders. No notice need be given to stockholders when a meeting is adjourned to another time and place unless the meeting is adjourned for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting.


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        Section 5.      Fixing of Record Date.   For the purpose of determining
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any lawful action, the Board may fix, in advance, a record date (the "Record Date") which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action to be taken. If no Record Date is fixed, the Record Date for establishing the stockholders entitled to notice or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The Record Date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a Record Date has been determined for the purpose of a meeting, the determination shall apply to any adjournment thereof unless a new Record Date is specified by the Board.

        Section 6. Quorum. At all meetings of the stockholders, the presence of one-third of the total votes of the shares entitled to vote at the meeting shall constitute a quorum. If less than a quorum of the outstanding shares are represented at a meeting, such meeting may be adjourned without further notice for a period which shall not exceed 30 days. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Once a quorum is present at a duly organized meeting, the stockholders present may continue to transact business until adjournment, notwithstanding any departures of stockholders during the meeting which leave less than a quorum.

        Section 7. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

        Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

        A shareholder may vote or express consent to corporate action either in person of by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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        Voting shall be by ballot on order of the presiding officer or demand by any shareholder. Otherwise, a voice vote shall be taken.

        Section 8. Proxies. Each stockholder entitled to vote at a meeting or to express consent or dissent to corporate action in writing without a meeting may authorize only another shareholder and no one else to act by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting or of furnishing such written consent or dissent. Proxies shall be in such from as shall be required by the Board and as set forth in the notice of meeting and/or proxy of information statement concerning such meeting. A duly executed proxy shall be irrevocable if it states that it is an irrevocable proxy. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

        Section 9. Voting of Shares by Certain Holders. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case, only the pledgee or his proxy may represent such stock and shares thereon.

        If shares or other securities having voting power stand of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

        (1)     If only one votes, his act binds all;
        (2)     If more than one votes, the act of the majority so binds all;
        (3) If more than one votes but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to a court of competent jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court. If the instrument so filed shows that any such

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                  tenancy is held in unequal interest, a majority or even split for the purpose of such subsection shall be a majority or even split in interest.

        Noting herein shall be construed as limiting the right of the Corporation to vote its stock, exclusive of Treasury shares, including its own stock held by it in a fiduciary capacity.

        Section 10. Action by Consent of All Stockholders. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all of the stockholders consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings by the Secretary. Such action by written consent of all stockholders entitled to vote shall have the same force and effect as a unanimous vote of such stockholders at a meeting of stockholders at which a quorum is present.

        Section 11. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed of if any of them shall fail to appear to act, the Chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.

                                  ARTICLE III
                               BOARD OF DIRECTORS

        Section 1. General Powers. The business and affairs of the Corporation shall be managed by and under the direction of the Board or as designated to the Executive Committee. In addition to the powers and authorities expressly conferred upon it, the board may do all lawful acts which are not directed to be done by the stockholders by statute, by the Certificate of Incorporation or by these Bylaws.


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        Section 2.      Number, Tenure and Qualification.  The number of
directors of the Corporation shall be not less than two. Each director shall hold office in accordance with the provisions of the Certificate of Incorporation. Directors need not be residents of the State of Indiana or stockholders of the Corporation.

        Section 3. Regular Meetings. A regular meeting of the Board shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of stockholders. The Board may provide by resolution the time and place, either within or without the State of Indiana, for the holding of additional regular meetings, without other notice than such resolution.

        Section 4. Special Meetings. Special meetings of the board may be called by or at the request of the Chief Executive Officer or the majority of directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Indiana, as the place for holding any special meeting of the Board called by them.

        Section 5. Telephonic Meetings. Members of the Board and committees designated by the Board may participate and be deemed present at a meeting of such board or committee by means of conference telephone or similar communications equipment, whereby all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5 of
Article III shall constitute presence in person at such meeting.

        Section 6. Notice. Notice of any special meeting of the Board shall be given by telephone, telegraph or written notice sent by mail. Notice shall be delivered at least one day prior to the meeting if given by telegraph or telegram. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Written notice (other than by telegram) shall be deemed effective and delivered, personally or by mail to each director at such director's address shown in the Corporation's current records not less than five days prior to a meeting. If mailed, such notice shall be deemed to be delivered after having been deposited in the United States mail (postmarked), so addressed with postage thereon prepaid.

        Section 7. Quorum. A majority of the total membership of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, but if a quorum shall not be present at any meeting or adjournment thereof, a majority of the directors present may adjourn the meeting without further notice.

        Section 8. Proxies. Each Director entitled to vote at a meeting or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act by proxy, but no such proxy shall be voted or acted upon


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after eleven months from its date, unless the proxy provides for a longer period. The meeting shall consist of a quorum of Directors in person and present in order for directors proxies to be voted or acted upon. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting or on furnishing such written consent or dissent. Proxies shall be in such form as shall be required by the Board and as set forth in the notice of meeting and/or proxy or information statement concerning such meeting. A duly executed proxy shall be irrevocable if it states that it is an irrevocable proxy. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

        Section 9. Action by Consent of All Director. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such directors at a meeting of directors at which a quorum is present.

        Section 10. Manner of Acting. The act of majority of the directors present at a meeting at which a quorum is present shall be an act of the Board. The order of business at any regular or special meeting of the Board shall be:

        (1)     Record of those present.
        (2) Secretary's proof of notice of meeting, if notice is not waived.
        (3)     Reading and disposal of unapproved minutes, if any.
        (4)     Report of the Committees, if any.
        (5)     Reports of officers, if any.
        (6)     Unfinished business, if any.
        (7)     New business.
        (8)     Adjournment.

        Section 11. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation and any Board resolutions authorized thereunder, vacancies and newly created directorships of such class or classes or series may be filled a majority of directors elected by such class or classes or series thereof then in office or by a sole remaining director so elected. If at any time, by reason of death or resignation or other cause, the Corporation shall have no directors in office, then any officer

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or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court for a decree similarly ordering an election as provided by Indiana General Corporation Law. Any directors chosen pursuant to this Section 10 of Article III shall hold office until the next election of the class for which such directors have been chosen or until their successors shall be elected and qualified.

        If at the time of filling any vacancy or any newly created directorship the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to such increase), the Court may upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, order an election to be held to fill any such vacancies or newly created directorships, or to replace the director chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of the Indiana General Corporation Law, as far as applicable.

        Section 12. Compensation. By resolution of the Board, the directors may be paid their expenses, if any, for attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual services as a director.

        Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent of such director shall be entered in the minutes of the meeting, filed in writing with the person acting as the Secretary of the meeting before the adjournment thereof or forwarded by registered mail to the Secretary of the Corporation immediately after the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 14. Executive or Other Committees. The Board, by resolution adopted by a majority of the whole Board, may designate an Executive Committee to consist of the elected officers, and other committees to consist of one ore more directors of the Corporation. The Board may designate one or more directors as alternative members of any committee who may replace any absent or disqualified member at any meeting of any such committee. In the event of absence or disqualification of a member of a committee, the member or members thereof present at any meeting and

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not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be fixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation. The Board may, by resolution, provide that such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by Indiana Law. All actions of any such committee shall be reviewed by the Board.

        Any action required or permitted to be taken at a meeting of a committee of the Board may be taken without a meeting if all members of the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Committee. Such action by written consent of all entitled to vote shall have the same force and effect as a unanimous vote of such persons.

        Section 15. Resignation of Directors. Any director or officer may resign at any time by submitting a resignation in writing. Such resignation takes effect from the time of its receipt by the Corporation unless a date or time is fixed in the resignation, in which case it will take effect from that time. Acceptance of the resignation shall not be required to make it effective.

        Section 16. Removal of Directors. One or more of the directors may be removed, with or without cause at a meeting, annual or special, of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote, at an election of directors, except as follows:

        (1) No director shall be removed at a meeting, annual or special, of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

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        (2)  If a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

                                   ARTICLE IV
                                    OFFICERS

        Section 1. The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a President, a Secretary, a Treasurer and one or more Vice Presidents, all of whom shall be executive officers and each of whom shall be elected by the Board. Such other officer and assistant officers, as may be deemed necessary, shall be elected by the Board or designated administrative assistant officers who may be appointed and removed by the Chief Executive Officer. Any two or more officers, other than the President and the Secretary, may be held by the same person.

        Section 2. Election and Term of Office. The executive officers of the Corporation shall be elected by the Board at its initial meeting, and thereafter the executive officers shall be elected annually by the Board at its first meeting held after each annual meeting of the stockholders or at a convenient time soon thereafter. Each executive officer shall hold office until the resignation of such officer or a successor shall be duly elected and qualified, until the death of such executive officer, or until removal of such officer in the manner herein provided.

        Section 3. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever, in its judgment, the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4. Vacancies. A vacancy in any executive office because of death, resignation, removal, disqualification or otherwise may be filled by the Board for the unexpired portion of the term.

        Section 5. The Chairman of the Board. If a Chairman of the Board (the "Chairman") shall be elected by the Board, the Chairman shall preside at all meetings of the stockholders and of the Board.

        Section 6. The President. The President may sign certificates for shares of the Corporation and shall perform such other duties as from time to time are assigned the Board. The President shall serve as the Chief Executive Officer of the Corporation, and shall perform the duties hereinafter set forth in Article IV, Section 7, of these Bylaws.

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        Section 7.      The Chief Executive Officer.  the Chief Executive
Officer shall, subject to the control of the Board, have general charge of the affairs of the Corporation. The Chief Executive Officer may sign, with the other officers of the Corporation authorized by the Board, deeds, mortgages, bonds, contracts or other instruments whose execution the Board has authorized, except in cases where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

        Section 8. The Vice Chairman of the Board. If a Chairman shall be elected by the Board, the Board may also elect a Vice Chairman of the Board (the "Vice Chairman") who shall serve as Chairman of the Executive Committee to be comprised of the elected officers of the Corporation. In the absence of the Chairman or in the event of the death or inability or refusal to act of the Chairman, the Vice Chairman shall perform the duties of the Chairman and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman. The Vice Chairman shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

        Section 9. The Executive Vice President. In the absence of the President or in the event of the death or inability or refusal to act of the President, the Executive Vice President shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the event there is more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the President and, when so acting, shall have all the powers of and shall be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

        Section 10. The Secretary. Unless the Board otherwise directs, the Secretary shall keep the minutes of the stockholders' and directors' meetings in one or more books provided for that purpose. The Secretary shall also see that all notices are duly given in accordance with the law and the provisions of the Bylaws; be custodian of the corporate records and the seal of the Corporation; affix the seal or direct its affixing to all documents, the execution of which on behalf of the Corporation is duly authorized; keep a list of the address of each stockholder; sign, with the other officers authorized by the Chief Executive Officer or the Board, certificates for shares of the Corporation; have charge of the stock transfer books of the Corporation and perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board.

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        Section 11.     The Treasurer.  If required by the Board, the Treasurer
shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of the Bylaws. The
Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive
Officer or by the Board.

        Section 12. Assistant Officers. The Chief Executive Officer may appoint such other officers and agents as may be necessary or desirable for the business of the Corporation. Such other officers shall include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer for whom they are elected or appointed as an assistant in the event of the officer's inability or unavailability to act in his official capacity. The assistant treasurer or treasurers shall, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The assistant secretaries and assistant treasurers, in general shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board.

        Section 13. Salaries. The salaries of the executive officers shall be fixed by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation. The salaries of the appointed administrative assistant officers shall be fixed by the Chief Executive Officer.

                                   ARTICLE V
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

        Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract on behalf of the Corporation and such authority may be general, limited or confined to specific instances.

        Section 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

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        Section 3.      Deposits.  All funds of the Corporation not otherwise
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

                                   ARTICLE VI
                 CERTIFICATES FOR SECURITIES AND THEIR TRANSFER

        Section 1. Certificates for Securities. Certificates representing securities of the Corporation (the "Securities") shall be in such form as shall be determined by the Board. The Corporation shall not issue fractional shares. To be effective, such certificates for Securities (the "Certificates") shall be signed by the President and the Secretary of the Corporation. Any or all of the signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such officer, transfer agent or registrar before such Certificate is issued, it may be issued by the Corporation with the same effect as if such person whose facsimile signature appears thereon was serving as such officer, transfer agent or registrar at the date of issue.

        All Certificates shall be consecutively numbered or otherwise identified. Certificates shall state Indiana as the jurisdiction in which the corporation is organized, the name of the person to whom the Securities are issued, the designation of the series, if any, and the par value of each share represented by the Certificate, or a statement that the shares are without par value. The name and address of the person to whom the Securities represented thereby are issued, the number of Securities, and date of issue, shall be entered on the transfer books of the Corporation. All Certificates surrendered to the Corporation for transfer shall be cancelled for no new certificate shall be issued until the former Certificate for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed or mutilated Certificate, a new one may be issued thereof upon such terms and indemnity to the Corporation as the Board may prescribe.

        So long as the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any Certificate which The Corporation shall issue to represent such class or series of stock, except as otherwise provided by Indiana General Corporation law. In lieu of the foregoing requirements, there may be set forth on the face or back of the Certificate, which the Corporation shall issue to represent such class or series of stock, a statement that the

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Corporation will furnish without charge to each stockholder who so requests information regarding the powers, designations, preferences, relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 2. Transfer of Securities. Transfer of Securities shall be made only on the security transfer books of the Corporation by the holder of record thereof, by the legal representative of the holder who shall furnish proper evidence of authority to transfer, or by an attorney authorized by a power of attorney which was duly executed and filed with the Secretary of the Corporation and a surrender for cancellation of the certificate for such shares. The person or persons in whose name Securities stand on the books of the Corporation shall be deemed by the Corporation to be the owner(s) thereof for all purposes.

                                  ARTICLE VII
                                  FISCAL YEAR

        The fiscal year of the Corporation shall be determined by resolution of the Board.

                                  ARTICLE VIII
                                   DIVIDENDS

        The Board may declare, and the Corporation may pay in cash, stock or other property, dividends on its outstanding shares in the manner and upon the terms and conditions provided by Indiana General Corporation Law. A director shall be indemnified and saved harmless in relying in good faith upon the books of account or other records of the Corporation, or statements prepared by any of its officers or by independent certified public accountants, or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's stock might properly be purchased or redeemed.

        If a dividend is to be paid in shares of the Corporation's theretofore unissued capital stock, the Board of Directors shall, by resolution, direct that there be transferred from surplus to the capital account in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend. No transfer from surplus to capital shall be necessary if shares are being distributed by a Corporation pursuant to a split-up or division of its stock rather than as payment of a dividend declared payable in stock of the Corporation.

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
                                   ARTICLE IX
                                      SEAL

        The Board may provide a corporate seal, circular in form, having inscribed thereon the corporate name and the word "Seal". The Seal on Securities, any corporate obligation to pay money or any other document may be by facsimile, or engraved, embossed or printed.

                                   ARTICLE X
                                WAIVER OF NOTICE

        Whenever any notice is required to be given under any provision of the Indiana General Corporation Law, the Certificate of Incorporation or the Bylaws, a written waiver signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                                   ARTICLE XI
                                INDEMNIFICATION

        The Corporation shall indemnify every director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Indiana General Corporation Law.

                                  ARTICLE XII
                                   AMENDMENTS

        These Bylaws may be altered, amended, repealed or replaced by new Bylaws by the Board at any regular or special meeting of the Board. If any alteration, amendment, replacement or repeal of theses Bylaws is made by vote of the stockholders it shall require the affirmative vote of a majority of the total shares entitled to vote thereon.


                                  ARTICLE XIII
                 UNIFORMITY OF INTERPRETATION AND SEVERABILITY

        These Bylaws shall be so interpreted and construed as to conform to the Certificate of Incorporation and the statutes of the

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
State of Indiana, or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such foreign state, and where conflict between these Bylaws and the Certificate of Incorporation or a statute has arisen or shall arise, the Bylaws shall be considered to be modified to that extent, but only to the limited extent such conformity shall require. If any Bylaw, provision or its application, shall be deemed invalid by reason of the said nonconformity, the remainder of the Bylaws shall remain operable in that the provisions set forth in the Bylaws are severable.

                                  ARTICLE XIV
                                EMERGENCY BYLAWS

        Notwithstanding any different provision in the Indiana General Corporation Law, or in the Certificate of Incorporation or elsewhere in these Bylaws, this Article XIV shall be operative during any emergency resulting from an attack on the United States or a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other similar emergency condition, as a result or which a quorum of the Board or a standing committee thereof cannot readily be convened for action. To the extent not inconsistent with the provisions of this Article XIV, the Bylaws provided in the preceding Articles I through XIII shall remain in effect during such emergency and, upon its termination, the emergency Bylaws shall cease to be operative.

        During any such emergency, a meeting of the Board of Directors or a committee thereof may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as the circumstances permit in the judgment of the person calling the meeting. At any such meeting of the Board, a quorum shall consist of the number of directors in attendance at such meeting. Officers of the Corporation may, by placement on a list approved by the Board before such an emergency, attend such emergency meeting to the extent necessary to provide a quorum at such a meeting. To the extent required to constitute a quorum at any meeting of the Board during an emergency, the officers of the Corporation who are present shall, unless otherwise provided in Emergency Bylaws, be deemed in order of rank and within the same rank in order of seniority, directors for such meeting.

        The Board either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties. The Board, either before or during any such emergency, may, effective during such emergency, change the head office or designate several alternative head offices or regional offices or authorize the officers so to do.

        No officer, director or employee acting in accordance with any of these emergency bylaws shall be liable except for willful misconduct.

        IN WITNESS WHEREOF, these Bylaws have been adopted and modified by the Board of Directors of Public Telephone Corporation on the 25th day of May, 1993.



/s/ Gerald R. Nolan                             /s/ Thomas J. Martin
-------------------------------------           -------------------------------
Gerald R. Nolan, M.D. Secretary                 Thomas J. Martin, President






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